NEWS RELEASE Investor Contact: Ben McCarville, Vice President, Director of Investor Relations 920-491-7059 Media Contact: Jennifer Kaminski, Vice President, Public Relations Senior Manager 920-491-7576

Associated Banc-Corp Reports Fourth Quarter 2021 Earnings of $0.49 Per Common Share and $2.18 Per Common Share for the Full Year 2021.
GREEN BAY, Wis. -- January 20, 2022 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $74 million, or $0.49 per common share, for the quarter ended December 31, 2021. These amounts compare to earnings of $62 million, or $0.40 per common share for the quarter ended December 31, 2020 and earnings of $85 million, or $0.56 per common share for the quarter ended September 30, 2021. For the year ended December 31, 2021, the Company reported earnings of $334 million, or $2.18 per common share. These amounts compare to earnings of $288 million, or $1.86 per common share, for the year ended December 31, 2020.

“This quarter was marked by a resurgence in lending growth as commercial outstandings, line utilization, and our new initiatives all kicked into gear,” said President and CEO Andy Harmening. “We were pleased to grow in most of our key loan and deposit verticals and took advantage of the positive economic backdrop to largely exit our remaining Oil & Gas exposure at minimal cost. We see 2022 as primed for a rebound in general commercial lending,” he continued. "Alongside the balance sheet growth, we also enjoyed growing revenues, expanding margins, and further positive credit trends."

2021 SUMMARY (all comparisons to 2020)
•Full-year average loans of $24.1 billion were down 2%, or $480 million
•Full-year average deposits of $27.7 billion were up 6%, or $1.7 billion
•Net interest income of $726 million decreased 5%, or $37 million
◦Average cost of total interest-bearing deposits decreased 26 basis points to 0.09%
•Provision for credit losses was negative $88 million, compared to a provision of $174 million
•Noninterest income of $332 million decreased 35%, or $182 million
◦Fee-based revenues1 increased 8%, or $15 million
•Noninterest expense of $710 million decreased 9%, or $66 million
•Net income available to common equity was up $45 million, to $334 million
•Earnings per common share increased $0.32, to $2.18
•Tangible book value per share was $17.87, up 7% from $16.67

1This is a non-GAAP financial measure. Please refer to page 10 of the attached tables for a reconciliation of fee-based revenues to noninterest income.

The Company also announced today that Executive Vice President, CFO Christopher Del Moral-Niles will retire from Associated later this year. To ensure a seamless transition, Mr. Del Moral-Niles will continue in his role until a successor is in place. The Company has retained Diversified Search Group to assist in the search for a successor. Additional details can be found in the press release available at http://investor.associatedbank.com.

Loans
Fourth quarter 2021 period-end total loans of $24.2 billion were up approximately 3%, or $603 million from the prior quarter and were down 1%, or $227 million from the same period last year. Excluding PPP, period-end total loans of $24.2 billion were up over 3%, or $719 million from the prior quarter and were up 2%, or $475 million from the same period last year. With respect to fourth quarter 2021 period-end balances by loan category:
•Commercial and business lending (excluding PPP) increased $551 million from the prior quarter and increased $755 million from the same period last year to $9.4 billion.
•Commercial real estate lending increased $62 million from the prior quarter and increased $11 million from the same period last year to $6.2 billion.
•Consumer lending was $8.6 billion, up $107 million from the prior quarter and down $291 million from the same period last year.
•PPP loans decreased $116 million from the prior quarter and decreased $702 million from the same period last year to $66 million.

Fourth quarter 2021 average total loans of $23.8 billion were down $89 million from the prior quarter and were down 4%, or $887 million from the same period last year. Excluding PPP, average total loans of $23.7 billion were up $72 million from the prior quarter and were down $72 million from the same period last year. With respect to fourth quarter 2021 average balances by loan category:
•Commercial and business lending (excluding PPP) increased $133 million from the prior quarter and increased $328 million compared to the same period last year to $8.8 billion.
•Commercial real estate lending decreased $26 million from the prior quarter and decreased $24 million from the same period last year to $6.1 billion.
•Consumer lending was $8.7 billion, down $35 million from the prior quarter and down $376 million from the same period last year.
•PPP loans decreased $160 million from the prior quarter and decreased $815 million from the same period last year to $115 million.

Full-year 2021 average loans of $24.1 billion were down 2%, or $480 million from 2020. With respect to full-year 2021 average balances by loan category compared to 2020:
•Commercial and business lending (excluding PPP) decreased $77 million to $8.6 billion.
•Commercial real estate lending increased $345 million to $6.2 billion.
•Consumer lending decreased $519 million to $8.8 billion.
•PPP loans decreased $229 million to $472 million.

In 2022, we expect Auto Finance loan growth of more than $1.2 billion and Total Commercial loan growth of $750 million to $1 billion.

Deposits
Fourth quarter 2021 period-end deposits of $28.5 billion were up 2%, or $615 million compared to the prior quarter and were up 7%, or $2.0 billion from the same period last year. Low-cost core deposits (interest-bearing demand, noninterest-bearing demand and savings) made up 68% of deposit balances as of December 31, 2021. With respect to fourth quarter 2021 period-end balances by deposit category:
•Noninterest-bearing demand deposits increased $334 million from the prior quarter and increased $842 million from the same period last year to $8.5 billion.
•Savings increased $132 million from the prior quarter and increased $760 million from the same period last year to $4.4 billion.
•Interest-bearing demand deposits increased $612 million from the prior quarter and increased $929 million from the same period last year to $7.0 billion.
•Money market deposits decreased $399 million from the prior quarter and decreased $138 million from the same period last year to $7.2 billion.
•Time deposits decreased $64 million from the prior quarter and decreased $410 million from the same period last year to $1.3 billion.
•Network transaction deposits (included in money market and interest-bearing deposits) decreased $162 million from the prior quarter and decreased $430 million from the same period last year to $767 million.

Fourth quarter 2021 average deposits of $28.4 billion were up 1%, or $328 million compared to the prior quarter and were up 6%, or $1.7 billion from the same period last year. With respect to fourth quarter 2021 average balances by deposit category:
•Noninterest-bearing demand deposits increased $275 million from the prior quarter and increased $740 million from the same period last year to $8.4 billion.
•Savings increased $119 million from the prior quarter and increased $739 million from the same period last year to $4.4 billion.
•Interest-bearing demand deposits increased $162 million from the prior quarter and increased $766 million from the same period last year to $6.5 billion.

•Money market deposits decreased $118 million from the prior quarter and increased $353 million from the same period last year to $6.9 billion.
•Time deposits decreased $53 million from the prior quarter and decreased $507 million from the same period last year to $1.4 billion.
•Network transaction deposits decreased $56 million from the prior quarter and decreased $427 million from the same period last year to $838 million.

Full-year 2021 average deposits of $27.7 billion were up 6%, or $1.7 billion from 2020. With respect to full-year 2021 average balances by deposit category as compared to 2020:
•Noninterest-bearing demand deposits increased $1.2 billion to $8.1 billion.
•Savings increased $832 million to $4.1 billion.
•Interest-bearing demand deposits increased $531 million to $6.1 billion.
•Money market deposits increased $431 million to $6.9 billion.
•Network transaction deposits decreased $513 million to $930 million.
•Time deposits decreased $786 million to $1.5 billion.

Net Interest Income and Net Interest Margin
Full-year 2021 net interest income of $726 million was down 5%, or $37 million from 2020. Net interest margin of
2.39% was down 14 basis points from the prior year. The decreases in net interest income and margin were driven by continued low interest rates and significant increases in liquidity during 2021.
•The average yield on total earning assets decreased 39 basis points from the prior year to 2.62%.
•The average cost of interest-bearing liabilities decreased 32 basis points from the prior year to 0.33%.
•The net free funds benefit compressed 7 basis points from the prior year to 0.10%.

Fourth quarter 2021 net interest income of $187 million was up 2%, or $3 million from the prior quarter and the net interest margin increased 2 basis points from the prior quarter to 2.40%. Compared to the same period last year, net interest income decreased 1%, or $1 million, and the net interest margin decreased 9 basis points.
•The average yield on total earning assets for the fourth quarter of 2021 was flat to the prior quarter and decreased 21 basis points from the same period last year to 2.59%.
•The average cost of total interest-bearing liabilities for the fourth quarter of 2021 decreased 3 basis points from the prior quarter and decreased 16 basis points from the same period last year to 0.27%.
•The net free funds benefit for the fourth quarter of 2021 decreased 1 basis point from the prior quarter and decreased 4 basis points compared to the same period last year.

We expect total net interest income to exceed $800 million in 2022.

Noninterest Income
Full-year 2021 noninterest income of $332 million decreased $182 million from the prior year. The decrease was largely driven by $9 million in investment securities gains in 2020 as well as several non-routine items in 2020, including $163 million in asset gains tied to the sale of Associated Benefits and Risk Consulting (ABRC) and a $7 million gain on branch sales. The sale of ABRC in 2020 also drove a $45 million reduction in insurance revenues year-over-year. Excluding 2020 ABRC revenues and related gains, all other noninterest income increased 9%, or $27 million year-over-year. With respect to 2021 noninterest income line items:
•Service charges and deposit account fees increased $8 million from the prior year primarily driven by increased customer activity in 2021 and fee waivers implemented during 2020 in response to the pandemic.
•Net mortgage banking income increased $5 million from the prior year, driven by a recovery of $16 million in 2021 as opposed to an impairment of $18 million in 2020, partially offset by lower gains on mortgages sold of $29 million.
•Wealth management fees increased $5 million from the prior year, driven by higher market valuations.
•Card-based fees increased $4 million from the prior year, driven by increased customer activity.
Fourth quarter 2021 total noninterest income of $82 million decreased $1 million from the prior quarter and decreased $4 million from the same period last year. With respect to fourth quarter 2021 noninterest income line items:
•Capital markets fees increased $3 million from the prior quarter and increased $4 million from the same period last year.
•Mortgage Banking, net was $8 million for the fourth quarter, down $3 million from the prior quarter and down $6 million from the same period last year, driven by slowing refinance activity.

We expect total noninterest income to exceed $300 million in 2022.

Noninterest Expense
Full-year 2021 noninterest expense of $710 million decreased 9%, or $66 million from the prior year. Included in 2020 noninterest expense figures is the loss on prepayments of FHLB advances of $45 million. With respect to full year 2021 noninterest expense line items:
•Personnel costs decreased $5 million from the prior year, largely driven by reduced headcount, partially offset by increased incentive plan expenses.
•Loan and foreclosure costs decreased $4 million from the prior year, driven by lower costs associated with resolving loans.
•Business development and advertising increased $3 million from the prior year as business activity resumed in 2021.

Fourth quarter 2021 total noninterest expense of $182 million increased $4 million from the prior quarter and increased $9 million compared to the same period last year. With respect to fourth quarter 2021 noninterest expense line items:
•Personnel expense was flat to the prior quarter and increased $10 million from the same period last year, driven by higher incentive compensation, added costs tied to our strategic initiatives, and the implementation of a minimum wage increase.
•Occupancy expense increased $1 million from both the prior quarter and the same period last year.
•Other expense increased $3 million from the prior quarter and increased $2 million from the same period last year.
We expect 2022 noninterest expense to be approximately $725 million to $740 million.

Taxes
The fourth quarter 2021 tax expense was $15 million compared to $23 million of tax expense in the prior quarter and $17 million of tax expense in the same period last year. The effective tax rate for fourth quarter 2021 was 16.5% compared to an effective tax rate of 20.6% in the prior quarter and an effective tax rate of 20.1% in the same period last year. The lower effective tax rate in fourth quarter 2021 was due in part to an increase in tax-exempt interest and benefits from bank and corporate owned life insurance compared to the prior quarter and the same period last year.

We expect the annual 2022 tax rate to be between 19% to 21%, assuming no change in the corporate tax rate.

Credit
Full-year 2021 provision for credit losses was negative $88 million, compared to a provision of $174 million in the prior year.

The fourth quarter 2021 provision for credit losses was negative $6 million, compared to a negative provision of $24 million in the prior quarter and provision of $17 million in the same period last year. With respect to fourth quarter 2021 credit quality:
•Nonaccrual loans of $130 million were down $5 million, or 3%, from the prior quarter and down $80 million, or 38% from the same period last year. The nonaccrual loans to total loans ratio was 0.54% in the fourth quarter, down from 0.57% in the prior quarter and down from 0.86% in the same period last year.
•Net charge offs of $6 million were down $1 million, or 17%, from the prior quarter and down $21 million, or 76%, from the same period last year.
•The allowance for credit losses on loans (ACLL) of $320 million was down $12 million from the prior quarter and down $112 million compared to the same period last year. The ACLL to total loans ratio was 1.32% in the fourth quarter, down from 1.41% in the prior quarter and down from 1.76% in the same period last year.

In 2022, we expect to adjust provision to reflect changes to risk grades, economic conditions, loan volumes, and other indications of credit quality.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.3% at December 31, 2021. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

FOURTH QUARTER 2021 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, January 20, 2022. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp fourth quarter 2021 earnings call. The fourth quarter 2021 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $35 billion and is Wisconsin's largest bank holding company. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” "project," "guidance," or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	December 31, 2021	September 30, 2021	Seql Qtr $ Change	June 30, 2021	March 31, 2021	December 31, 2020	Comp Qtr $ Change
Assets
Cash and due from banks	$343,831	$378,927	$(35,096)	$406,994	$356,285	$416,154	$(72,323)
Interest-bearing deposits in other financial institutions	681,684	1,281,916	(600,232)	1,340,385	1,590,494	298,759	382,925
Federal funds sold and securities purchased under agreements to resell	—	25,000	(25,000)	25,000	—	1,135	(1,135)
Investment securities available for sale, at fair value	4,332,015	3,893,379	438,636	3,323,346	3,356,949	3,085,441	1,246,574
Investment securities held to maturity, net, at amortized cost	2,238,947	1,929,735	309,212	1,799,834	1,857,087	1,878,938	360,009
Equity securities	18,352	17,939	413	17,144	15,673	15,106	3,246
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	168,281	168,281	—	168,281	168,281	168,280	1
Residential loans held for sale	136,638	158,202	(21,564)	160,547	153,151	129,158	7,480
Loans	24,224,949	23,621,673	603,276	23,947,536	24,162,328	24,451,724	(226,775)
Allowance for loan losses	(280,015)	(290,997)	10,982	(318,811)	(352,938)	(383,702)	103,687
Loans, net	23,944,934	23,330,676	614,258	23,628,725	23,809,389	24,068,022	(123,088)
Tax credit and other investments	293,733	301,490	(7,757)	294,220	303,701	297,232	(3,499)
Premises and equipment, net	385,173	383,131	2,042	398,050	398,671	418,914	(33,741)
Bank and corporate owned life insurance	680,021	683,610	(3,589)	682,709	680,831	679,647	374
Goodwill	1,104,992	1,104,992	—	1,104,992	1,104,992	1,109,300	(4,308)
Other intangible assets, net	58,093	60,296	(2,203)	62,498	64,701	68,254	(10,161)
Mortgage servicing rights, net	54,862	50,329	4,533	48,335	49,500	41,961	12,901
Interest receivable	80,528	79,011	1,517	81,797	86,466	90,263	(9,735)
Other assets	582,168	592,753	(10,585)	609,766	579,084	653,219	(71,051)
Total assets	$35,104,253	$34,439,666	$664,587	$34,152,625	$34,575,255	$33,419,783	$1,684,470
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$8,504,077	$8,170,105	$333,972	$7,999,143	$8,496,194	$7,661,728	$842,349
Interest-bearing deposits	19,962,353	19,681,161	281,192	19,265,157	19,180,972	18,820,753	1,141,600
Total deposits	28,466,430	27,851,266	615,164	27,264,299	27,677,166	26,482,481	1,983,949
Federal funds purchased and securities sold under agreements to repurchase	319,532	267,943	51,589	170,419	138,507	192,971	126,561
Commercial paper	34,730	54,553	(19,823)	55,785	51,171	59,346	(24,616)
FHLB advances	1,621,047	1,620,880	167	1,619,826	1,629,966	1,632,723	(11,676)
Other long-term funding	249,324	249,160	164	549,024	549,729	549,465	(300,141)
Allowance for unfunded commitments	39,776	41,276	(1,500)	45,276	50,776	47,776	(8,000)
Accrued expenses and other liabilities	348,560	359,626	(11,066)	337,942	350,160	364,088	(15,528)
Total liabilities	31,079,399	30,444,705	634,694	30,042,573	30,447,474	29,328,850	1,750,549
Stockholders’ equity
Preferred equity	193,195	193,195	—	290,200	353,512	353,512	(160,317)
Common equity	3,831,658	3,801,766	29,892	3,819,852	3,774,268	3,737,421	94,237
Total stockholders’ equity	4,024,853	3,994,961	29,892	4,110,052	4,127,780	4,090,933	(66,080)
Total liabilities and stockholders’ equity	$35,104,253	$34,439,666	$664,587	$34,152,625	$34,575,255	$33,419,783	$1,684,470
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)			Comp Qtr		YTD	YTD	Comp YTD
($ in thousands, except per share data)	4Q21	4Q20	$ Change	% Change	Dec 2021	Dec 2020	$ Change	% Change
Interest income
Interest and fees on loans	$170,809	$185,934	$(15,125)	(8)%	$693,729	$785,241	$(91,512)	(12)%
Interest and dividends on investment securities
Taxable	13,317	9,746	3,571	37%	37,916	59,806	(21,890)	(37)%
Tax-exempt	15,569	14,296	1,273	9%	58,710	58,320	390	1%
Other interest	2,031	1,699	332	20%	7,833	9,473	(1,640)	(17)%
Total interest income	201,726	211,675	(9,949)	(5)%	798,189	912,840	(114,651)	(13)%
Interest expense
Interest on deposits	3,677	7,762	(4,085)	(53)%	18,622	67,639	(49,017)	(72)%
Interest on federal funds purchased and securities sold under agreements to repurchase	40	32	8	25%	143	485	(342)	(71)%
Interest on other short-term funding	2	5	(3)	(60)%	22	51	(29)	(57)%
Interest on PPPLF	—	410	(410)	(100)%	—	1,984	(1,984)	(100)%
Interest on FHLB Advances	8,514	9,888	(1,374)	(14)%	36,493	57,359	(20,866)	(36)%
Interest on long-term funding	2,730	5,585	(2,855)	(51)%	17,053	22,365	(5,312)	(24)%
Total interest expense	14,963	23,682	(8,719)	(37)%	72,334	149,883	(77,549)	(52)%
Net interest income	186,763	187,993	(1,230)	(1)%	725,855	762,957	(37,102)	(5)%
Provision for credit losses	(5,993)	16,997	(22,990)	N/M	(88,011)	174,006	(262,017)	N/M
Net interest income after provision for credit losses	192,756	170,996	21,760	13%	813,866	588,950	224,916	38%
Noninterest income
Wealth management fees	22,625	22,073	552	3%	89,854	84,957	4,897	6%
Service charges and deposit account fees	17,039	15,318	1,721	11%	64,406	56,307	8,099	14%
Card-based fees	11,176	9,848	1,328	13%	43,014	38,534	4,480	12%
Other fee-based revenue	4,316	4,998	(682)	(14)%	17,086	19,238	(2,152)	(11)%
Capital markets, net	9,674	5,898	3,776	64%	30,602	27,966	2,636	9%
Mortgage banking, net	8,041	14,537	(6,496)	(45)%	50,751	45,580	5,171	11%
Bank and corporate owned life insurance	4,704	3,978	726	18%	13,254	13,771	(517)	(4)%
Insurance commissions and fees	86	92	(6)	(7)%	336	45,245	(44,909)	(99)%
Asset gains (losses), net(a)	985	(1,356)	2,341	N/M	11,009	155,589	(144,580)	(93)%
Investment securities gains (losses), net	—	—	—	N/M	(16)	9,222	(9,238)	N/M
Gains on sale of branches, net(b)	—	7,449	(7,449)	(100)%	1,038	7,449	(6,411)	(86)%
Other	2,855	2,879	(24)	(1)%	11,031	10,200	831	8%
Total noninterest income	81,502	85,714	(4,212)	(5)%	332,364	514,056	(181,692)	(35)%
Noninterest expense
Personnel	107,787	98,033	9,754	10%	426,687	432,151	(5,464)	(1)%
Technology	20,787	19,574	1,213	6%	81,689	81,214	475	1%
Occupancy	16,863	15,678	1,185	8%	63,513	64,064	(551)	(1)%
Business development and advertising	5,627	5,421	206	4%	21,149	18,428	2,721	15%
Equipment	4,905	5,555	(650)	(12)%	21,104	21,705	(601)	(3)%
Legal and professional	4,428	5,737	(1,309)	(23)%	21,923	21,546	377	2%
Loan and foreclosure costs	1,636	3,758	(2,122)	(56)%	8,143	12,600	(4,457)	(35)%
FDIC assessment	4,800	5,700	(900)	(16)%	18,150	20,350	(2,200)	(11)%
Other intangible amortization	2,203	2,253	(50)	(2)%	8,844	10,192	(1,348)	(13)%
Loss on prepayments of FHLB advances	—	—	—	N/M	—	44,650	(44,650)	(100)%
Other	13,173	11,141	2,032	18%	38,721	49,135	(10,414)	(21)%
Total noninterest expense	182,210	172,850	9,360	5%	709,924	776,034	(66,110)	(9)%
Income before income taxes	92,048	83,860	8,188	10%	436,307	326,972	109,335	33%
Income tax expense	15,171	16,858	(1,687)	(10)%	85,313	20,200	65,113	N/M
Net income	76,877	67,002	9,875	15%	350,994	306,771	44,223	14%
Preferred stock dividends	2,875	5,207	(2,332)	(45)%	17,111	18,358	(1,247)	(7)%
Net income available to common equity	$74,002	$61,795	$12,207	20%	$333,883	$288,413	$45,470	16%
Earnings per common share
Basic	$0.49	$0.40	$0.09	23%	$2.20	$1.87	$0.33	18%
Diluted	$0.49	$0.40	$0.09	23%	$2.18	$1.86	$0.32	17%
Average common shares outstanding
Basic	148,697	152,497	(3,800)	(2)%	150,773	153,005	(2,232)	(1)%
Diluted	150,057	153,262	(3,205)	(2)%	151,987	153,642	(1,655)	(1)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) YTD 2020 includes a gain of $163 million from the sale of Associated Benefits & Risk Consulting.
(b) Includes the deposit premium on the sale of branches net of miscellaneous costs to sell.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	4Q21	3Q21	$ Change	% Change	2Q21	1Q21	4Q20	$ Change	% Change
Interest income
Interest and fees on loans	$170,809	$174,643	$(3,834)	(2)%	$174,228	$174,049	$185,934	$(15,125)	(8)%
Interest and dividends on investment securities
Taxable	13,317	8,745	4,572	52%	8,840	7,014	9,746	3,571	37%
Tax-exempt	15,569	14,613	956	7%	14,366	14,162	14,296	1,273	9%
Other interest	2,031	2,281	(250)	(11)%	1,826	1,694	1,699	332	20%
Total interest income	201,726	200,282	1,444	1%	199,260	196,920	211,675	(9,949)	(5)%
Interest expense
Interest on deposits	3,677	4,427	(750)	(17)%	4,609	5,909	7,762	(4,085)	(53)%
Interest on federal funds purchased and securities sold under agreements to repurchase	40	48	(8)	(17)%	30	26	32	8	25%
Interest on other short-term funding	2	8	(6)	(75)%	7	6	5	(3)	(60)%
Interest on PPPLF	—	—	—	N/M	—	—	410	(410)	(100)%
Interest on FHLB Advances	8,514	8,962	(448)	(5)%	9,524	9,493	9,888	(1,374)	(14)%
Interest on long-term funding	2,730	3,163	(433)	(14)%	5,575	5,585	5,585	(2,855)	(51)%
Total interest expense	14,963	16,607	(1,644)	(10)%	19,745	21,018	23,682	(8,719)	(37)%
Net interest income	186,763	183,675	3,088	2%	179,515	175,902	187,993	(1,230)	(1)%
Provision for credit losses	(5,993)	(24,010)	18,017	(75)%	(35,004)	(23,004)	16,997	(22,990)	N/M
Net interest income after provision for credit losses	192,756	207,685	(14,929)	(7)%	214,519	198,906	170,996	21,760	13%
Noninterest income
Wealth management fees	22,625	22,110	515	2%	22,706	22,414	22,073	552	3%
Service charges and deposit account fees	17,039	16,962	77	—%	15,549	14,855	15,318	1,721	11%
Card-based fees	11,176	11,113	63	1%	10,982	9,743	9,848	1,328	13%
Other fee-based revenue	4,316	3,929	387	10%	4,244	4,596	4,998	(682)	(14)%
Capital markets, net	9,674	7,114	2,560	36%	5,696	8,118	5,898	3,776	64%
Mortgage banking, net	8,041	10,657	(2,616)	(25)%	8,128	23,925	14,537	(6,496)	(45)%
Bank and corporate owned life insurance	4,704	2,760	1,944	70%	3,088	2,702	3,978	726	18%
Insurance commissions and fees	86	88	(2)	(2)%	86	76	92	(6)	(7)%
Asset gains (losses), net	985	5,228	(4,243)	(81)%	(14)	4,809	(1,356)	2,341	N/M
Investment securities gains (losses), net	—	—	—	N/M	24	(39)	—	—	N/M
Gains on sale of branches, net(a)	—	—	—	N/M	36	1,002	7,449	(7,449)	(100)%
Other	2,855	2,116	739	35%	2,918	3,141	2,879	(24)	(1)%
Total noninterest income	81,502	82,076	(574)	(1)%	73,443	95,343	85,714	(4,212)	(5)%
Noninterest expense
Personnel	107,787	107,880	(93)	—%	106,994	104,026	98,033	9,754	10%
Technology	20,787	19,927	860	4%	20,236	20,740	19,574	1,213	6%
Occupancy	16,863	15,814	1,049	7%	14,679	16,156	15,678	1,185	8%
Business development and advertising	5,627	6,156	(529)	(9)%	4,970	4,395	5,421	206	4%
Equipment	4,905	5,200	(295)	(6)%	5,481	5,518	5,555	(650)	(12)%
Legal and professional	4,428	4,304	124	3%	6,661	6,530	5,737	(1,309)	(23)%
Loan and foreclosure costs	1,636	1,616	20	1%	2,671	2,220	3,758	(2,122)	(56)%
FDIC assessment	4,800	5,000	(200)	(4)%	3,600	4,750	5,700	(900)	(16)%
Other intangible amortization	2,203	2,203	—	—%	2,203	2,236	2,253	(50)	(2)%
Other	13,173	9,793	3,380	35%	6,979	8,775	11,141	2,032	18%
Total noninterest expense	182,210	177,892	4,318	2%	174,475	175,347	172,850	9,360	5%
Income before income taxes	92,048	111,870	(19,822)	(18)%	113,487	118,903	83,860	8,188	10%
Income tax expense	15,171	23,060	(7,889)	(34)%	22,480	24,602	16,858	(1,687)	(10)%
Net income	76,877	88,809	(11,932)	(13)%	91,007	94,301	67,002	9,875	15%
Preferred stock dividends	2,875	4,155	(1,280)	(31)%	4,875	5,207	5,207	(2,332)	(45)%
Net income available to common equity	$74,002	$84,655	$(10,653)	(13)%	$86,131	$89,094	$61,795	$12,207	20%
Earnings per common share
Basic	$0.49	$0.56	$(0.07)	(13)%	$0.56	$0.58	$0.40	$0.09	23%
Diluted	$0.49	$0.56	$(0.07)	(13)%	$0.56	$0.58	$0.40	$0.09	23%
Average common shares outstanding
Basic	148,697	150,046	(1,349)	(1)%	152,042	152,355	152,497	(3,800)	(2)%
Diluted	150,057	151,143	(1,086)	(1)%	153,381	153,688	153,262	(3,205)	(2)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes the deposit premium on the sale of branches net of miscellaneous costs to sell

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data; shares repurchased and outstanding in thousands)	YTD Dec 2021	YTD Dec 2020	4Q21	3Q21	2Q21	1Q21	4Q20
Per common share data
Dividends	$0.76	$0.72	$0.20	$0.20	$0.18	$0.18	$0.18
Market value:
High	23.92	21.94	23.92	21.85	23.33	23.14	17.17
Low	17.20	10.85	21.49	18.56	20.36	17.20	12.68
Close			22.59	21.42	20.48	21.34	17.05
Book value			25.66	25.35	24.99	24.56	24.34
Tangible book value / share			17.87	17.58	17.35	16.95	16.67
Performance ratios (annualized)
Return on average assets	1.02%	0.90%	0.87%	1.01%	1.06%	1.14%	0.78%
Noninterest expense / average assets	2.06%	2.26%	2.06%	2.03%	2.04%	2.11%	2.02%
Effective tax rate	19.55%	6.18%	16.48%	20.61%	19.81%	20.69%	20.10%
Dividend payout ratio(a)	34.55%	38.50%	40.82%	35.71%	32.14%	31.03%	45.00%
Net interest margin	2.39%	2.53%	2.40%	2.38%	2.37%	2.39%	2.49%
Selected trend information
Average full time equivalent employees(b)	4,003	4,459	3,992	4,010	3,990	4,020	4,134
Branch count			215	224	224	227	228
Assets under management, at market value(c)			$13,679	$13,148	$13,141	$12,553	$13,314
Mortgage loans originated for sale during period	$1,750	$1,642	$404	$456	$477	$413	$323
Mortgage loan settlements during period	$1,775	$1,960	$427	$463	$484	$400	$339
Mortgage portfolio loans transferred to held for sale during period	$—	$269	$—	$—	$—	$—	$—
Mortgage portfolio serviced for others			$6,995	$7,057	$7,150	$7,313	$7,744
Mortgage servicing rights, net / mortgage portfolio serviced for others			0.78%	0.71%	0.68%	0.68%	0.54%
Shares repurchased during period(d)	6,295	4,264	1,096	2,919	1,314	966	—
Shares outstanding, end of period			149,343	149,961	152,865	153,685	153,540
Paycheck Protection Program fees, net
Deferred fees, beginning of period	$12	$—	$7	$15	$18	$12	$21
Fees received	18	28	—	—	6	12	—
Fees recognized	(29)	(16)	(5)	(9)	(8)	(7)	(9)
Deferred fees, end of period	$2	$12	$2	$7	$15	$18	$12
Selected quarterly ratios
Loans / deposits			85.10%	84.81%	87.83%	87.30%	92.33%
Stockholders’ equity / assets			11.47%	11.60%	12.03%	11.94%	12.24%
Risk-based capital(e)(f)
Total risk-weighted assets			$27,243	$26,304	$26,073	$25,640	$25,903
Common equity Tier 1			$2,808	$2,780	$2,790	$2,759	$2,706
Common equity Tier 1 capital ratio			10.31%	10.57%	10.70%	10.76%	10.45%
Tier 1 capital ratio			11.02%	11.30%	11.81%	12.14%	11.81%
Total capital ratio			13.10%	13.50%	14.02%	14.36%	14.02%
Tier 1 leverage ratio			8.83%	8.81%	9.23%	9.53%	9.37%
Mortgage banking, net
Mortgage servicing fees, net(g)	$—	$(1)	$1	$—	$—	$(1)	$(1)
Gains (losses) and fair value adjustments on loans held for sale	35	60	3	8	9	15	15
Fair value adjustment on portfolio loans transferred to held for sale	—	4	—	—	—	—	—
Mortgage servicing rights (impairment) recovery	16	(18)	4	2	—	11	1
Mortgage banking, net	$51	$46	$8	$11	$8	$24	$15
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Ratio is based upon basic earnings per common share.
(b)Average full time equivalent employees without overtime.
(c)Excludes assets held in brokerage accounts.
(d)Does not include repurchases related to tax withholding on equity compensation.
(e)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(f)December 31, 2021 data is estimated.
(g)Includes mortgage origination and servicing fees, net of mortgage servicing rights amortization.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Dec 31, 2021	Sep 30, 2021	Seql Qtr % Change	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$290,997	$318,811	(9)%	$352,938	$383,702	$384,711	(24)%
Provision for loan losses	(4,500)	(20,000)	(78)%	(29,500)	(26,000)	26,500	N/M
Charge offs	(8,869)	(10,929)	(19)%	(7,681)	(13,174)	(30,315)	(71)%
Recoveries	2,387	3,115	(23)%	3,054	8,410	2,805	(15)%
Net charge offs	(6,482)	(7,814)	(17)%	(4,628)	(4,764)	(27,510)	(76)%
Balance at end of period	$280,015	$290,997	(4)%	$318,811	$352,938	$383,702	(27)%
Allowance for unfunded commitments
Balance at beginning of period	$41,276	$45,276	(9)%	$50,776	$47,776	$57,276	(28)%
Provision for unfunded commitments	(1,500)	(4,000)	(63)%	(5,500)	3,000	(9,500)	(84)%
Balance at end of period	$39,776	$41,276	(4)%	$45,276	$50,776	$47,776	(17)%
Allowance for credit losses on loans (ACLL)	$319,791	$332,273	(4)%	$364,087	$403,714	$431,478	(26)%
Provision for credit losses on loans	$(6,000)	$(24,000)	(75)%	$(35,000)	$(23,000)	$17,000	N/M
($ in thousands)	Dec 31, 2021	Sep 30, 2021	Seql Qtr % Change	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Comp Qtr % Change
Net (charge offs) recoveries
Commercial and industrial	(6,642)	(9,057)	(27)%	1,333	1,367	(8,514)	(22)%
Commercial real estate—owner occupied	4	106	(96)%	5	4	143	(97)%
Commercial and business lending	(6,638)	(8,951)	(26)%	1,338	1,370	(8,371)	(21)%
Commercial real estate—investor	109	181	(40)%	(5,589)	(5,886)	(18,696)	N/M
Real estate construction	52	18	189%	23	29	43	21%
Commercial real estate lending	162	199	(19)%	(5,566)	(5,857)	(18,653)	N/M
Total commercial	(6,476)	(8,752)	(26)%	(4,228)	(4,487)	(27,024)	(76)%
Residential mortgage	(6)	300	N/M	(223)	(109)	(162)	(96)%
Home equity	546	959	(43)%	337	344	335	63%
Other consumer	(534)	(329)	62%	(517)	(521)	(668)	(20)%
Auto finance	(11)	8	N/M	3	9	9	N/M
Total consumer	(6)	938	N/M	(400)	(277)	(486)	(99)%
Total net (charge offs) recoveries	$(6,482)	$(7,814)	(17)%	$(4,628)	$(4,764)	$(27,510)	(76)%

(In basis points)	Dec 31, 2021	Sep 30, 2021		Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Net charge offs to average loans (annualized)
Commercial and industrial	(33)	(46)		7	7	(45)
Commercial real estate—owner occupied	—	5		—	—	6
Commercial and business lending	(29)	(40)		6	6	(35)
Commercial real estate—investor	1	2		(52)	(55)	(173)
Real estate construction	1	—		1	1	1
Commercial real estate lending	1	1		(36)	(38)	(121)
Total commercial	(17)	(23)		(11)	(12)	(69)
Residential mortgage	—	2		(1)	(1)	(1)
Home equity	36	61		21	21	18
Other consumer	(71)	(44)		(72)	(72)	(88)
Auto finance	(9)	43		15	37	29
Total consumer	—	4		(2)	(1)	(2)
Total net charge offs	(11)	(13)		(8)	(8)	(44)

($ in thousands)	Dec 31, 2021	Sep 30, 2021	Seql Qtr % Change	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Comp Qtr % Change
Credit Quality
Nonaccrual loans	$130,443	$135,062	(3)%	$147,135	$163,292	$210,854	(38)%
Other real estate owned (OREO)	29,619	33,855	(13)%	24,000	24,588	14,269	108%
Total nonperforming assets	$160,062	$168,917	(5)%	$171,135	$187,880	$225,123	(29)%

Loans 90 or more days past due and still accruing	$1,263	$1,029	23%	$1,302	$1,675	$1,598	(21)%
Allowance for credit losses on loans to total loans	1.32%	1.41%		1.52%	1.67%	1.76%
Allowance for credit losses on loans to nonaccrual loans	245.16%	246.02%		247.45%	247.23%	204.63%
Nonaccrual loans to total loans	0.54%	0.57%		0.61%	0.68%	0.86%
Nonperforming assets to total loans plus OREO	0.66%	0.71%		0.71%	0.78%	0.92%
Nonperforming assets to total assets	0.46%	0.49%		0.50%	0.54%	0.67%
Year-to-date net charge offs to year-to-date average loans (annualized)	0.10%	0.10%		0.08%	0.08%	0.41%
N/M = Not meaningful

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Dec 31, 2021	Sep 30, 2021	Seql Qtr % Change	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Comp Qtr % Change
Nonaccrual loans
PPP Loans	$46	$—	N/M	$—	$—	$—	N/M
Commercial and industrial	6,233	8,497	(27)%	18,380	33,192	61,859	(90)%
Commercial real estate—owner occupied	—	7	(100)%	7	7	1,058	(100)%
Commercial and business lending	6,279	8,504	(26)%	18,387	33,200	62,917	(90)%
Commercial real estate—investor	60,677	61,504	(1)%	63,003	58,485	78,220	(22)%
Real estate construction	177	247	(28)%	247	327	353	(50)%
Commercial real estate lending	60,855	61,751	(1)%	63,250	58,813	78,573	(23)%
Total commercial	67,134	70,256	(4)%	81,637	92,012	141,490	(53)%
Residential mortgage	55,362	56,678	(2)%	56,795	61,256	59,337	(7)%
Home equity	7,726	7,838	(1)%	8,517	9,792	9,888	(22)%
Other consumer	170	222	(23)%	131	195	91	87%
Auto	52	67	(22)%	56	36	49	6%
Total consumer	63,309	64,806	(2)%	65,498	71,280	69,364	(9)%
Total nonaccrual loans	$130,443	$135,062	(3)%	$147,135	$163,292	$210,854	(38)%
	Dec 31, 2021	Sep 30, 2021	Seql Qtr % Change	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Comp Qtr % Change
Restructured loans (accruing)(a)
Commercial and industrial	$8,687	$11,067	(22)%	$11,569	$11,985	$12,713	(32)%
Commercial real estate—owner occupied	967	1,031	(6)%	1,225	1,488	1,711	(43)%
Commercial and business lending	9,655	12,098	(20)%	12,794	13,473	14,424	(33)%
Commercial real estate—investor	12,866	13,236	(3)%	13,306	13,627	26,435	(51)%
Real estate construction	242	248	(2)%	253	256	260	(7)%
Commercial real estate lending	13,108	13,484	(3)%	13,559	13,884	26,695	(51)%
Total commercial	22,763	25,582	(11)%	26,353	27,356	41,119	(45)%
Residential mortgage	16,316	15,253	7%	12,227	10,462	7,825	109%
Home equity	2,648	2,787	(5)%	2,451	1,929	1,957	35%
Other consumer	803	877	(8)%	904	1,073	1,191	(33)%
Total consumer	19,768	18,917	4%	15,582	13,464	10,973	80%
Total restructured loans (accruing)	$42,530	$44,499	(4)%	$41,935	$40,820	$52,092	(18)%
Nonaccrual restructured loans (included in nonaccrual loans)	$17,426	$15,226	14%	$17,237	$17,624	$20,190	(14)%
	Dec 31, 2021	Sep 30, 2021	Seql Qtr % Change	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
PPP Loans	$83	$568	(85)%	$—	$—	$—	N/M
Commercial and industrial	632	1,229	(49)%	258	526	6,119	(90)%
Commercial real estate—owner occupied	163	30	N/M	47	—	373	(56)%
Commercial and business lending	878	1,827	(52)%	306	526	6,492	(86)%
Commercial real estate—investor	616	17,021	(96)%	391	5,999	12,793	(95)%
Real estate construction	1,620	—	N/M	117	977	991	63%
Commercial real estate lending	2,236	17,021	(87)%	509	6,976	13,784	(84)%
Total commercial	3,114	18,848	(83)%	814	7,502	20,276	(85)%
Residential mortgage	6,169	7,095	(13)%	5,015	3,973	10,385	(41)%
Home equity	3,711	2,931	27%	2,472	2,352	4,802	(23)%
Other consumer	2,307	1,272	81%	1,036	1,246	1,543	50%
Auto	11	10	10%	38	24	57	(81)%
Total consumer	12,198	11,308	8%	8,562	7,594	16,786	(27)%
Total accruing loans 30-89 days past due	$15,312	$30,156	(49)%	$9,376	$15,097	$37,062	(59)%
	Dec 31, 2021	Sep 30, 2021	Seql Qtr % Change	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Comp Qtr % Change
Potential Problem Loans
PPP Loans(b)	$2,000	$4,160	(52)%	$8,695	$22,398	$18,002	(89)%
Commercial and industrial	138,258	124,990	11%	77,064	122,143	121,487	14%
Commercial real estate—owner occupied	26,723	21,241	26%	17,828	15,965	26,179	2%
Commercial and business lending	166,981	150,391	11%	103,587	160,506	165,668	1%
Commercial real estate—investor	106,138	78,962	34%	71,613	85,752	91,396	16%
Real estate construction	21,408	19,187	12%	16,465	13,977	19,046	12%
Commercial real estate lending	127,546	98,150	30%	88,078	99,728	110,442	15%
Total commercial	294,527	248,541	19%	191,665	260,234	276,111	7%
Residential mortgage	2,214	2,374	(7)%	3,024	2,524	3,749	(41)%
Home equity	165	171	(4)%	1,558	1,729	2,068	(92)%
Total consumer	2,379	2,546	(7)%	4,583	4,254	5,817	(59)%
Total potential problem loans	$296,905	$251,087	18%	$196,248	$264,488	$281,928	5%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Does not include any restructured loans related to the COVID-19 pandemic in accordance with Section 4013 of the CARES Act.
(b) The Corporation's policy is to assign risk ratings at the borrower level. PPP loans are 100% guaranteed by the SBA and therefore the Corporation considers these loans to have a risk profile similar to pass rated loans.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial PPP lending	$115,074	$5,055	17.43%	$275,414	$9,633	13.88%	$929,859	$10,854	4.64%
Asset-based lending (ABL)	125,507	971	3.07%	99,463	766	3.06%	126,202	960	3.03%
Commercial and business lending (excl PPP & ABL)	8,715,796	53,401	2.43%	8,609,196	53,333	2.46%	8,387,548	56,514	2.68%
Commercial real estate lending	6,134,049	45,040	2.91%	6,160,241	44,859	2.89%	6,157,622	44,636	2.88%
Total commercial	15,090,427	104,468	2.75%	15,144,314	108,591	2.85%	15,601,230	112,963	2.88%
Residential mortgage	7,751,337	54,952	2.84%	7,817,737	55,305	2.83%	8,029,585	60,292	3.00%
Total Retail	953,489	11,775	4.92%	921,906	11,120	4.81%	1,051,022	13,035	4.95%
Total loans	23,795,253	171,195	2.86%	23,883,957	175,016	2.92%	24,681,837	186,290	3.01%
Investment securities
Taxable	4,067,612	13,317	1.31%	3,258,587	8,745	1.07%	3,155,508	9,746	1.24%
Tax-exempt(a)	2,257,106	19,617	3.48%	2,029,126	18,412	3.63%	1,909,512	17,870	3.74%
Other short-term investments	1,592,840	2,031	0.51%	2,215,805	2,281	0.41%	985,091	1,699	0.69%
Investments and other	7,917,558	34,965	1.76%	7,503,518	29,439	1.57%	6,050,111	29,315	1.94%
Total earning assets	31,712,810	$206,160	2.59%	31,387,475	$204,455	2.59%	30,731,948	$215,605	2.80%
Other assets, net	3,303,349			3,372,013			3,343,844
Total assets	$35,016,159			$34,759,489			$34,075,792
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$4,367,233	$369	0.03%	$4,248,493	$377	0.04%	$3,628,458	$356	0.04%
Interest-bearing demand	6,506,438	1,015	0.06%	6,344,504	1,361	0.09%	5,739,983	1,215	0.08%
Money market	6,892,803	927	0.05%	7,011,075	1,019	0.06%	6,539,583	1,121	0.07%
Network transaction deposits	838,255	239	0.11%	893,991	290	0.13%	1,265,748	468	0.15%
Time deposits	1,381,092	1,127	0.32%	1,434,588	1,379	0.38%	1,888,074	4,602	0.97%
Total interest-bearing deposits	19,985,821	3,677	0.07%	19,932,650	4,427	0.09%	19,061,847	7,762	0.16%
Federal funds purchased and securities sold under agreements to repurchase	293,948	40	0.05%	238,735	48	0.08%	164,091	32	0.08%
Commercial Paper	44,250	2	0.01%	55,864	8	0.05%	40,128	5	0.05%
PPPLF	—	—	—%	—	—	—%	464,119	410	0.35%
FHLB advances	1,621,097	8,514	2.08%	1,620,790	8,962	2.19%	1,660,274	9,888	2.37%
Long-term funding	249,223	2,730	4.38%	288,236	3,163	4.39%	549,307	5,585	4.07%
Total short and long-term funding	2,208,518	11,286	2.03%	2,203,625	12,180	2.20%	2,877,919	15,920	2.20%
Total interest-bearing liabilities	22,194,339	$14,963	0.27%	22,136,276	$16,607	0.30%	21,939,766	$23,682	0.43%
Noninterest-bearing demand deposits	8,416,525			8,141,723			7,677,003
Other liabilities	401,433			401,077			405,430
Stockholders’ equity	4,003,863			4,080,413			4,053,593
Total liabilities and stockholders’ equity	$35,016,159			$34,759,489			$34,075,792
Interest rate spread			2.32%			2.29%			2.37%
Net free funds			0.08%			0.09%			0.12%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$191,197	2.40%		$187,848	2.38%		$191,923	2.49%
Fully tax-equivalent adjustment		4,434			4,172			3,930
Net interest income		$186,763			$183,675			$187,993
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Year Ended December 31,
	2021			2020
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial PPP lending	$472,216	$33,637	7.12%	$701,111	$21,867	3.12%
Asset-based lending (ABL)	120,903	3,704	3.06%	177,710	6,039	3.40%
Commercial and business lending (excl PPP & ABL)	8,511,364	212,744	2.50%	8,531,333	252,699	2.96%
Commercial real estate lending	6,156,214	178,354	2.90%	5,811,498	192,545	3.31%
Total commercial	15,260,697	428,439	2.81%	15,221,651	473,150	3.11%
Residential mortgage	7,847,564	221,099	2.82%	8,190,190	254,814	3.11%
Total retail	949,719	45,723	4.81%	1,125,806	58,655	5.21%
Total loans	24,057,980	695,260	2.89%	24,537,648	786,619	3.21%
Investment securities
Taxable	3,383,528	37,916	1.12%	3,295,718	59,806	1.81%
Tax-exempt (a)	2,036,030	73,975	3.63%	1,930,853	72,901	3.78%
Other short-term investments	1,644,995	7,833	0.48%	1,067,788	9,473	0.89%
Investments and other	7,064,552	119,724	1.69%	6,294,359	142,179	2.26%
Total earning assets	31,122,532	$814,984	2.62%	30,832,007	$928,799	3.01%
Other assets, net	3,341,725			3,433,200
Total assets	$34,464,257			$34,265,207
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	4,138,732	1,435	0.03%	$3,306,385	$2,966	0.09%
Interest-bearing demand	6,113,660	4,610	0.08%	5,583,144	12,496	0.22%
Money market	6,940,513	4,028	0.06%	6,509,924	15,273	0.23%
Network transaction deposits	929,544	1,120	0.12%	1,442,951	6,219	0.43%
Time deposits	1,495,060	7,429	0.50%	2,281,040	30,685	1.35%
Total interest-bearing deposits	19,617,508	18,622	0.09%	19,123,444	67,639	0.35%
Federal funds purchased and securities sold under agreements to repurchase	207,132	143	0.07%	175,713	485	0.28%
Commercial Paper	49,546	22	0.04%	38,583	41	0.11%
PPPLF	—	—	—%	565,371	1,984	0.35%
Other short-term funding	—	—	—%	4,226	11	0.25%
FHLB advances	1,623,508	36,493	2.25%	2,535,731	57,359	2.26%
Long-term funding	407,912	17,053	4.18%	549,143	22,365	4.07%
Total short and long-term funding	2,288,098	53,712	2.35%	3,868,767	82,245	2.13%
Total interest-bearing liabilities	21,905,605	$72,334	0.33%	22,992,211	$149,883	0.65%
Noninterest-bearing demand deposits	8,075,906			6,884,241
Other liabilities	403,296			444,183
Stockholders’ equity	4,079,449			3,944,572
Total liabilities and stockholders’ equity	$34,464,257			$34,265,207
Interest rate spread			2.29%			2.36%
Net free funds			0.10%			0.17%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$742,650	2.39%		$778,915	2.53%
Fully tax-equivalent adjustment		16,796			15,959
Net interest income		$725,855			$762,957
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Dec 31, 2021	Sep 30, 2021	Seql Qtr % Change	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Comp Qtr % Change
PPP Loans	$66,070	$182,121	(64)%	$405,482	$836,566	$767,757	(91)%
Asset-based lending	178,027	111,027	60%	105,726	137,537	137,476	29%
Commercial and industrial	8,208,289	7,816,432	5%	7,803,393	7,526,964	7,563,945	9%
Commercial real estate—owner occupied	971,326	879,554	10%	880,755	883,237	900,912	8%
Commercial and business lending	9,423,711	8,989,133	5%	9,195,355	9,384,303	9,370,091	1%
Commercial real estate—investor	4,384,569	4,296,489	2%	4,300,651	4,260,706	4,342,584	1%
Real estate construction	1,808,976	1,834,871	(1)%	1,880,897	1,882,299	1,840,417	(2)%
Commercial real estate lending	6,193,545	6,131,360	1%	6,181,549	6,143,004	6,183,001	—%
Total commercial	15,617,256	15,120,493	3%	15,376,904	15,527,307	15,553,091	—%
Residential mortgage	7,567,310	7,590,895	—%	7,638,372	7,685,218	7,878,324	(4)%
Home equity	595,615	608,566	(2)%	631,783	651,647	707,255	(16)%
Other consumer	301,723	294,979	2%	292,660	288,990	301,876	—%
Auto finance	143,045	6,739	N/M	7,817	9,165	11,177	N/M
Total consumer	8,607,693	8,501,180	1%	8,570,632	8,635,020	8,898,632	(3)%
Total loans	$24,224,949	$23,621,673	3%	$23,947,536	$24,162,328	$24,451,724	(1)%

Period end deposit and customer funding composition	Dec 31, 2021	Sep 30, 2021	Seql Qtr % Change	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Comp Qtr % Change
Noninterest-bearing demand	$8,504,077	$8,170,105	4%	$7,999,143	$8,496,194	$7,661,728	11%
Savings	4,410,198	4,278,453	3%	4,182,651	4,032,830	3,650,085	21%
Interest-bearing demand	7,019,782	6,407,844	10%	5,969,285	5,748,353	6,090,869	15%
Money market	7,185,111	7,583,978	(5)%	7,640,825	7,838,437	7,322,769	(2)%
Time deposits	1,347,262	1,410,886	(5)%	1,472,395	1,561,352	1,757,030	(23)%
Total deposits	28,466,430	27,851,266	2%	27,264,299	27,677,166	26,482,481	7%
Customer funding(a)	354,142	322,081	10%	226,160	182,228	245,247	44%
Total deposits and customer funding	$28,820,572	$28,173,348	2%	$27,490,459	$27,859,394	$26,727,727	8%
Network transaction deposits(b)	$766,965	$929,174	(17)%	$871,603	$1,054,634	$1,197,093	(36)%
Net deposits and customer funding (Total deposits and customer funding, excluding network transaction deposits)	$28,053,607	$27,244,174	3%	$26,618,856	$26,804,761	$25,530,634	10%
Quarter average loan composition	Dec 31, 2021	Sep 30, 2021	Seql Qtr % Change	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Comp Qtr % Change
PPP Loans	$115,074	$275,414	(58)%	$701,440	$806,699	$929,859	(88)%
Asset-based lending	125,507	99,463	26%	121,153	137,862	126,202	(1)%
Commercial and industrial	7,816,260	7,733,148	1%	7,437,726	7,493,413	7,482,983	4%
Commercial real estate—owner occupied	899,536	876,047	3%	878,746	906,027	904,565	(1)%
Commercial and business lending	8,956,378	8,984,072	—%	9,139,064	9,344,000	9,443,609	(5)%
Commercial real estate—investor	4,304,579	4,297,783	—%	4,321,109	4,303,365	4,289,703	—%
Real estate construction	1,829,470	1,862,458	(2)%	1,838,619	1,867,836	1,867,919	(2)%
Commercial real estate lending	6,134,049	6,160,241	—%	6,159,728	6,171,202	6,157,622	—%
Total commercial	15,090,427	15,144,314	—%	15,298,792	15,515,202	15,601,230	(3)%
Residential mortgage	7,751,337	7,817,737	(1)%	7,861,139	7,962,691	8,029,585	(3)%
Home equity	600,963	620,601	(3)%	641,438	680,738	736,059	(18)%
Other consumer	299,406	294,160	2%	288,786	294,528	302,995	(1)%
Auto finance	53,120	7,144	N/M	8,458	10,190	11,968	N/M
Total consumer	8,704,826	8,739,643	—%	8,799,822	8,948,147	9,080,607	(4)%
Total loans(c)	$23,795,253	$23,883,957	—%	$24,098,614	$24,463,349	$24,681,837	(4)%

Quarter average deposit composition	Dec 31, 2021	Sep 30, 2021	Seql Qtr % Change	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Comp Qtr % Change
Noninterest-bearing demand	$8,416,525	$8,141,723	3%	$8,069,851	$7,666,561	$7,677,003	10%
Savings	4,367,233	4,248,493	3%	4,121,553	3,810,321	3,628,458	20%
Interest-bearing demand	6,506,438	6,344,504	3%	5,879,173	5,713,270	5,739,983	13%
Money market	6,892,803	7,011,075	(2)%	6,981,482	6,875,730	6,539,583	5%
Network transaction deposits	838,255	893,991	(6)%	908,869	1,080,109	1,265,748	(34)%
Time deposits	1,381,092	1,434,588	(4)%	1,509,705	1,658,568	1,888,074	(27)%
Total deposits	$28,402,345	$28,074,374	1%	$27,470,633	$26,804,559	$26,738,850	6%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Includes repurchase agreements and commercial paper.
(b)Included above in interest-bearing demand and money market.
(c)Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	YTD	YTD
($ in millions, except per share data)	Dec 2021	Dec 2020	4Q21	3Q21	2Q21	1Q21	4Q20
Tangible common equity reconciliation(a)
Common equity			$3,832	$3,802	$3,820	$3,774	$3,737
Goodwill and other intangible assets, net			(1,163)	(1,165)	(1,167)	(1,170)	(1,178)
Tangible common equity			$2,669	$2,636	$2,652	$2,605	$2,560
Tangible assets reconciliation(a)
Total assets			$35,104	$34,440	$34,153	$34,575	$33,420
Goodwill and other intangible assets, net			(1,163)	(1,165)	(1,167)	(1,170)	(1,178)
Tangible assets			$33,941	$33,274	$32,985	$33,406	$32,242
Average tangible common equity and average common equity tier 1 reconciliation(a)
Common equity	$3,789	$3,633	$3,811	$3,807	$3,788	$3,750	$3,700
Goodwill and other intangible assets, net	(1,169)	(1,228)	(1,164)	(1,167)	(1,169)	(1,175)	(1,178)
Tangible common equity	2,621	2,406	2,646	2,640	2,619	2,576	2,522
Modified CECL transitional amount	102	115	91	97	106	116	123
Accumulated other comprehensive loss (income)	1	3	19	(5)	(3)	(5)	(4)
Deferred tax assets (liabilities), net	40	44	40	40	40	41	42
Average common equity tier 1	$2,764	$2,567	$2,795	$2,772	$2,762	$2,727	$2,683
Average tangible assets reconciliation(a)
Total assets	$34,464	$34,265	$35,016	$34,759	$34,380	$33,684	$34,076
Goodwill and other intangible assets, net	(1,169)	(1,228)	(1,164)	(1,167)	(1,169)	(1,175)	(1,178)
Tangible assets	$33,296	$33,038	$33,852	$33,593	$33,211	$32,510	$32,898
Selected trend information(b)
Wealth management fees	$90	$85	$23	$22	$23	$22	$22
Service charges and deposit account fees	64	56	17	17	16	15	15
Card-based fees	43	39	11	11	11	10	10
Other fee-based revenue	17	19	4	4	4	5	5
Fee-based revenue	214	199	55	54	53	52	52
Gain on sale of ABRC	—	163	—	—	—	—	—
Insurance commissions and fees(c)	—	45	—	—	—	—	—
Other	118	106	26	28	20	44	33
Total noninterest income	$332	$514	$82	$82	$73	$95	$86
Pre-tax pre-provision income(d)
Income before income taxes	$436	$327	$92	$112	$113	$119	$84
Provision for credit losses	(88)	174	(6)	(24)	(35)	(23)	17
Pre-tax pre-provision income	$348	$501	$86	$88	$78	$96	$101
Selected equity and performance ratios(a)(e)
Tangible common equity / tangible assets			7.86%	7.92%	8.04%	7.80%	7.94%
Return on average equity	8.60%	7.78%	7.62%	8.63%	8.84%	9.32%	6.58%
Return on average tangible common equity	12.74%	11.99%	11.09%	12.72%	13.19%	14.03%	9.75%
Return on average common equity Tier 1	12.08%	11.23%	10.50%	12.11%	12.51%	13.25%	9.16%
Return on average tangible assets	1.05%	0.93%	0.90%	1.05%	1.10%	1.18%	0.81%
Average stockholders' equity / average assets	11.84%	11.51%	11.43%	11.74%	12.01%	12.18%	11.90%
Efficiency ratio reconciliation(f)
Federal Reserve efficiency ratio	66.33%	61.76%	67.36%	65.43%	66.81%	65.74%	59.68%
Fully tax-equivalent adjustment	(1.04)%	(0.77)%	(1.10)%	(1.01)%	(1.07)%	(0.97)%	(0.84)%
Other intangible amortization	(0.84)%	(0.80)%	(0.82)%	(0.83)%	(0.87)%	(0.82)%	(0.82)%
Fully tax-equivalent efficiency ratio	64.47%	60.20%	65.46%	63.61%	64.88%	63.96%	58.02%
Provision for unfunded commitments adjustment	0.74%	(0.55)%	0.55%	1.48%	2.14%	(1.09)%	3.42%
Asset gains (losses), net adjustment	0.67%	8.20%	0.24%	1.29%	—%	1.12%	(0.30)%
Acquisitions, branch sales, and initiatives	(0.53)%	(5.08)%	(1.43)%	(0.91)%	0.01%	0.22%	1.68%
Adjusted efficiency ratio	65.36%	62.76%	64.82%	65.46%	67.02%	64.21%	62.83%
Numbers may not sum due to rounding.
(a)The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.
(b)These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.
(c)The sale of ABRC in June 2020, largely eliminated insurance commissions and fees revenue.
(d)Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings and provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.
(e)These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.
(f)The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. The adjusted efficiency ratio is noninterest expense, which excludes the provision for unfunded commitments, other intangible amortization, acquisition related costs, and announced initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net, asset gains (losses), net, and gain on sale of branches, net. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for acquisition related costs, provision for unfunded commitments, asset gains (losses), net, branch sales, and announced initiatives.